Exhibit 99. (16)

POWER OF ATTORNEY

The undersigned Trustees and Officers of The Target Portfolio Trust hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara, Amanda Ryan, and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	Title

/s/ Ellen S. Alberding	Trustee
Ellen S. Alberding

/s/ Kevin J. Bannon	Trustee
Kevin J. Bannon

/s/ Scott E. Benjamin	Trustee
Scott E. Benjamin

/s/ Linda W. Bynoe	Trustee
Linda W. Bynoe

/s/ Keith Hartstein	Trustee
Keith Hartstein

/s/ Michael S. Hyland	Trustee
Michael S. Hyland

/s/ Stephen P. Munn	Trustee
Stephen P. Munn

/s/ Stuart S. Parker	Trustee and President
Stuart S. Parker	(Principal Executive Officer)

/s/ James E. Quinn	Trustee
James E. Quinn

/s/ Richard A. Redeker	Trustee
Richard A. Redeker

/s/ Stephen G. Stoneburn	Trustee
Stephen G. Stoneburn

/s/ Grace C. Torres	Trustee
Grace C. Torres

/s/ M. Sadiq Peshimam	Treasurer
M. Sadiq Peshimam	(Principal Financial and Accounting Officer)

Dated: December 18 , 2014